Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 No. 333-277712, 333- 248960, and No. 333-206657) of Lindblad Expeditions Holdings, Inc.

(2) Registration Statement (Form S-8 No. 333-257719) pertaining to the Lindblad Expeditions Holdings, Inc. 2021 Long-Term Incentive Plan

(3) Registration Statement (Form S-8 No. 333-212741) pertaining to the Lindblad Expeditions Holdings, Inc. 2016 CEO Share Allocation Plan, and

(4) Registration Statement (Form S-8 No. 333-206884) pertaining to the Lindblad Expeditions Holdings, Inc. 2015 Long-Term Incentive Plan and 2012 Stock Incentive Plan;

of our reports dated February 28, 2025, with respect to the consolidated financial statements of Lindblad Expeditions Holdings, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Lindblad Expeditions Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Lindblad Expeditions Holdings, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Hartford, CT

February 28, 2025